                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                              Enox Biopharma, INC.

                               (the "Corporation")

                              * * * * * * * * * * *

                                    ARTICLE I

                                     Offices

     The  Corporation  may have  offices at such other  places,  both within and without  the  State of  Nevada,  as the Board of  Directors  may  determine  and designate from time to time or the business of the Corporation requires.

                                   ARTICLE II

                                      Books

     The books and records of the  Corporation  may be kept (except as otherwise provided by the laws of the State of Nevada)  outside of the State of Nevada and at such place or places as may be designated by the Board of Directors.

                                   ARTICLE III

                                  Stockholders

     Section 1. Place of Meetings,  etc.  Except as otherwise  provided in these
Bylaws,  all meetings of the stockholders shall be held at such dates, times and places,  within or without the State of Nevada,  as shall be  determined  by the
Board of Directors or the President of the Corporation and as shall be stated in the notice of the meeting or in waivers of notice  thereof.  If the place of any meeting  is not so  fixed,  it shall  be held at the  registered  office  of the
Corporation in the State of Nevada.

     Section 2.  Annual  Meetings.  The Annual  Meeting of  stockholders  of the
Corporation  for the election of  Directors  and the  transaction  of such other business as may properly come before said meeting shall be held at the principal business  office of the  Corporation  or at such  other  place or places  either within or  without  the State of  Nevada  as may be  designated  by the Board of
Directors and stated in the notice of the meeting,  on a date not later than 120 days following the close of the fiscal year of the  Corporation as designated by the Board of Directors.

     Section 3. Special  Meetings.  Special  meetings of the stockholders of the
Corporation  shall be held whenever called in the manner required by the laws of the  State of Nevada  for  purposes  as to which  there  are  special  statutory provisions, and for other purposes whenever called by resolution of the Board of
Directors,  or by  the  President,  or by  the  holders  of a  majority  of  the outstanding  shares of capital stock of the Corporation the holders of which are entitled to vote on matters  that are to be voted on at such  meeting.  Any such
Special Meetings of stockholders may be held at the principal business office of the  Corporation or at such other place or places,  either within or without the
State of Nevada, as may be specified in the notice thereof.  Business transacted at any Special Meeting of  stockholders  of the Corporation  shall be limited to the  purposes  stated in the notice  thereof.  The notice  shall state the date, time, place and purpose or purposes of the proposed meeting.

     Section 4. Notice of Meetings. Except as otherwise required or permitted by law,  whenever the  stockholders of the Corporation are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting,  by or at whose direction it is being issued. The notice also shall designate the place where the  stockholders'  list is available for examination,  unless the list is kept at the place where the meeting is to be held.  Notice of a Special  Meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting  shall be delivered  personally or shall be mailed, not less than ten (10) nor more than  sixty  (60)  days  before  the date of the meeting,  to each  stockholder  of record  entitled to vote at the  meeting.  If mailed,  the notice  shall be given when  deposited  in the United  States mail, postage prepaid and shall be directed to each  stockholder at his or her address as it appears on the record of  stockholders,  unless he or she shall have filed with the Secretary of the  Corporation a written  request that notices to him or her be mailed to some other  address,  in which case it shall be directed to him or her at the other address.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend the meeting, except for the express purpose of objecting at the beginning  thereof to the transaction of any  business  because the meeting is not lawfully  called or  convened,  or who shall  submit,  either  before or after the meeting,  a signed waiver of notice.
Unless the Board of Directors,  after the adjournment of such meeting, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days,  notice of an adjourned  meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

     Section 5. List of  Stockholders.  The officer of the Corporation who shall have charge of the stock ledger of the  Corporation  shall  prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders  entitled to vote at said meeting,  arranged in alphabetical  order and showing the address and the number of shares  registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting,  during ordinary business hours for a period of at least ten (10) days prior to the meeting,  either at a place  specified in the notice of the meeting or at the place  where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof,  and may be inspected by any stockholder  present at the meeting.

     Section 6. Quorum.  Except as otherwise  expressly  provided by the laws of the State of Nevada,  or by the Certificate of Incorporation of the Corporation,
or by  these  Bylaws,  at  any  and  all  meetings  of the  stockholders  of the
Corporation  there must be present,  either in person or by proxy,  stockholders owning a majority of the issued and  outstanding  shares of the capital stock of the Corporation entitled to vote at said meeting. At any meeting of stockholders at which a quorum is not present,  the holders of, or proxies for, a majority of the stock which is  represented  at such  meeting,  may adjourn the meeting from time to time,  without notice other than  announcement  at the meeting,  until a quorum shall be present or  represented.  At such  adjourned  meeting at which a quorum shall be present or  represented  any business  may be  transacted  which might  have  been  transacted  at the  meeting  as  originally  noticed.  If the adjournment  is for more than thirty (30) days,  or if after  adjournment  a new record  date is fixed  for the  adjourned  meeting,  a notice  of the  adjourned meeting  shall be given to each  stockholder  of record  entitled to vote at the meeting.

     Section 7. Organization.  The President shall call to order meetings of the stockholders and shall act as Chairman of such meetings.  The Board of Directors or the  stockholders  may appoint any  stockholder or any Director or officer of the  Corporation  to act  as  Chairman  at any  meeting  in the  absence  of the
President.  The  Secretary  of the  Corporation  shall act as  secretary  of all meetings of the stockholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

     Section 8.  Voting.  Except as  otherwise  provided by the  Certificate  of
Incorporation  of  the  Corporation  or  these  Bylaws,  at any  meeting  of the stockholders  each stockholder of record of the Corporation  having the right to vote  thereat  shall  be  entitled  to one (1)  vote  for  each  share  of stock outstanding in his or her name on the books of the  Corporation as of the record date and entitling him or her to so vote. A stockholder may vote in person or by proxy.  Except as otherwise provided by the law of the State of Nevada or by the
Certificate of  Incorporation  of the  Corporation,  any corporate  action to be taken by a vote of the stockholders, other than the election of directors, shall be  authorized by not less than a majority of the votes cast at a meeting by the stockholders  present  in  person  or by proxy  and  entitled  to vote  thereon.
Directors  shall be  elected  as  provided  in  Section 1 of Article IV of these
Bylaws.  Written  ballots  shall not be required for voting on any matter unless ordered by the Chairman of the meeting.

     Section  9.  Proxies.  Every  proxy  shall be  executed  in  writing by the stockholder or by his or her attorney-in-fact.

     Section 10. Consent of  Stockholders in Lieu of Meeting.  Unless  otherwise provided in the Certificate of Incorporation  of the  Corporation,  whenever the vote of the  stockholders  at a meeting  thereof is required or  permitted to be taken in connection  with any corporate  action by any provisions of the laws of the state of Nevada  or of the  Certificate  of  Incorporation,  such  corporate action may be taken without a meeting,  without prior notice and without a vote, if a consent in writing,  setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy.  Prompt  notice  of the  taking of the  corporate  action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, but who were entitled to vote on the matter.

                                   ARTICLE IV

                                    Directors

     Section 1. Number, Election and Term of Office. The business and affairs of the  Corporation  shall be  managed  by the Board of  Directors.  The  number of
Directors which shall  constitute the whole Board shall be not less than one (1)
nor more than nine (9). Within such limits, the number of Directors may be fixed from time to time by vote of the  stockholders or of the Board of Directors,  at any regular or special meeting,  subject to the provisions of the Certificate of
Incorporation. The initial board shall consist of three (3) Directors. Directors need not be  stockholders.  Directors  shall be elected at the Annual Meeting of the  stockholders  of the  Corporation,  except as provided in Section 2 of this
Article IV, to serve  until their  respective  successors  are duly  elected and qualified.  When used in these Bylaws, the phrase "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

     Section 2. Vacancies and Newly Created Directorships. Except as hereinafter provided, any vacancy in the office of a Director occurring for any reason other than the removal of a Director  pursuant to Section 3 of this  Article,  and any newly created Directorship  resulting from any increase in the authorized number of Directors,  may be filled by a majority of the Directors  then in office.  In the event that any vacancy in the office of a Director occurs as a result of the removal of a Director  pursuant  to Section 3 of this  Article,  or in the event that vacancies occur  contemporaneously  in the offices of all of the Directors, such vacancy or vacancies shall be filled by the stockholders of the Corporation at a meeting  of  stockholders  called  for that  purpose.  Directors  chosen or elected as aforesaid  shall hold office until their  respective  successors  are duly elected and qualified.

     Section 3.  Removals.  At any meeting of  stockholders  of the  Corporation called for that  purpose,  the  holders  of a majority  of the shares of capital stock of the Corporation entitled to vote at such meeting may remove from office any or all of the Directors, with or without cause.

     Section  4.  Resignations.  Any  director  may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time  specified  therein or, if the time when it shall become effective shall not be specified  therein,  immediately  upon its receipt,  and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 5. Place of Meetings. Except as otherwise provided in these Bylaws, all meetings of the Board of Directors  shall be held at the principal  business office of the Corporation or at such other place, within or without the State of
Nevada, as the Board determines from time to time.

     Section 6. Annual  Meetings.  The annual  meeting of the Board of Directors shall be held either (a) without notice  immediately after the annual meeting of stockholders  and in the same  place,  or (b) as soon as  practicable  after the annual  meeting of  stockholders  on such date and at such time and place as the
Board determines.

     Section 7.  Regular  Meetings.  Regular  meetings of the Board of Directors shall  be  held  on such  dates  and at the  principal  business  office  of the
Corporation  or at such  other  place,  either  within or  without  the State of
Nevada, as the Board  determines.  Notice of regular meetings need not be given, except as otherwise required by law.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be  called  by the  President  or any two  Directors  on  notice  given  to each
Director,  and such meetings shall be held at the principal  business  office of the  Corporation  or at such other place,  either within or without the State of
Nevada,  as shall be specified in the notices  thereof.  The request shall state the date, time, place and purpose or purposes of the proposed meeting.

     Section 9. Notice of Meetings.  Notice of each special meeting of the Board of Directors  (and of each annual  meeting held pursuant to  subdivision  (b) of
Section 6 of this Article IV) shall be given, not later than 24 hours before the meeting is scheduled to commence,  by the  President or the  Secretary and shall state the place,  date and time of the  meeting.  Notice of each  meeting may be delivered  to a  Director  by hand or given to a  director  orally  (whether  by telephone  or in person) or mailed or  telegraphed  to a Director  at his or her residence or usual place of business,  provided, however, that if notice of less than 72 hours is given it may not be  mailed.  If mailed,  the  notice  shall be deemed to have been given when  deposited  in the United  States  mail,  postage prepaid, and if telegraphed,  the notice shall be deemed to have been given when the contents of the  telegram  are  transmitted  to the  telegraph  service with instructions that the telegram immediately be dispatched.  Notice of any meeting need not be given to any Director who shall  submit,  either before or after the meeting,  a signed  waiver of notice or who shall attend the meeting,  except if such Director shall attend for the express purpose of objecting at the beginning thereof to the  transaction of any business  because the meeting is not lawfully called or convened.  Notice of any adjourned meeting,  including the place, date and time of the new meeting,  shall be given to all Directors not present at the time of the  adjournment,  as well as to the other  Directors  unless the place, date and time of the new meeting is announced at the adjourned meeting.

     Section 10. Quorum.  Except as otherwise  provided by the laws of the State of Nevada or in these  Bylaws,  at all meetings of the Board of Directors of the
Corporation  a majority of the entire  Board shall  constitute  a quorum for the transaction of business,  and the vote of a majority of the Directors present at a  meeting  at  which a  quorum  is  present  shall  be the act of the  Board of
Directors.  A  majority  of the  Directors  present,  whether or not a quorum is present, may adjourn any meeting to another place, date and time.

     Section 11. Conduct of Meetings.  At each meeting of the Board of Directors of the Corporation,  the President or, in his or her absence,  a Director chosen by a majority of the Directors present shall act as Chairman of the meeting. The
Secretary or, in his or her absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all  meetings  of the Board shall be as  determined  by the
Chairman of the meeting.

     Section 12. Committees of the Board. The Board of Directors,  by resolution adopted by a  majority  of the  entire  Board of  Directors,  may  designate  an executive  committee and other  committees,  each  consisting of one (1) or more
Directors.  Each committee  (including  the members  thereof) shall serve at the pleasure of the Board of  Directors  and shall keep  minutes of its meetings and report the same to the Board of Directors.  The Board of Directors may designate one or more Directors as alternate  members of any committee.  Alternate members may  replace  any absent or  disqualified  member or members at any meeting of a committee.  In  addition,  in the absence or  disqualification  of a member of a committee, if no alternate member has been designated by the Board of Directors, the members present at any meeting and not disqualified from voting,  whether or not they  constitute a quorum,  may  unanimously  appoint  another member of the
Board  of  Directors  to act at  the  meeting  in the  place  of the  absent  or disqualified member.

     Except as limited by the laws of the State of Nevada,  each  committee,  to the  extent  provided  in the  resolution  establishing  it,  shall have and may exercise all the powers and authority of the Board of Directors  with respect to all matters.

     Section 13.  Operation  of  Committees.  A majority of all the members of a committee  shall  constitute a quorum for the  transaction of business,  and the vote of a majority  of all the  members of a  committee  present at a meeting at which a quorum is  present  shall be the act of the  committee.  Each  committee shall adopt  whatever  other rules of procedure it determines for the conduct of its activities.

     Section 14. Consent to Action. Any action required or permitted to be taken at any  meeting  of the  Board of  Directors  or of any  committee  may be taken without a meeting if all members of the Board of Directors or committee,  as the case may be, consent  thereto in writing,  and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 15. Meetings Held Other Than in Person. Unless otherwise restricted by the  Certificate of  Incorporation  or these Bylaws,  members of the Board of
Directors  or any  committee  may  participate  in a  meeting  of the  Board  of
Directors or committee,  as the case may be, by means of conference telephone or similar communications  equipment by means of which all persons participating in the  meeting  can hear  each  other,  and such  participation  shall  constitute presence in person at the meeting.

     Section  16.  Compensation  of  Directors.  Directors,  as such,  shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance,  if any, may be allowed for the attendance at each  regular  or  special  meeting  of the  Board;  however  nothing  herein contained  shall  be  construed  to  preclude  any  Director  from  serving  the
Corporation in any other capacity and receiving compensation therefore.

                                    ARTICLE V

                                    Officers

     Section  1.  Number,  Election  and Term of  Office.  The  officers  of the
Corporation shall be a President, a Secretary,  and a Treasurer,  and may at the
discretion of the Board of Directors include a Chief Executive  Officer, a Chief
Financial  Officer,  Chairman  of the  Board  and one or more  Vice  Presidents,
Director  of  Corporate  Development,   General  Managers,  Assistant  Financial
Officers and Assistant  Secretaries.  The officers of the  Corporation  shall be elected annually by the Board of Directors at its meeting held immediately after the Annual Meeting of the stockholders,  and shall hold their respective offices until  their  successors  are duly  elected and  qualified.  Any two (2) or more offices may be held by the same person.  The Board of Directors may from time to time appoint such other officers and agents as the interests of the  Corporation may require and may fix their duties and terms of office. Any officer may devote less than one hundred  percent  (100%) of his or her working  time to his or her activities as such.

     Section 2. The President.  The President  shall be the chief  executive and operating  officer of the Corporation,  and shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have general and active management of the business and affairs of the Corporation, subject to the control of the Board, shall see that all orders and resolutions of the Board are effectuated, and shall have such other powers and duties as the Board assigns to him. He shall ensure that the books, reports, statements, certificates and other records of the  Corporation  are kept, made or filed in accordance with the laws of the State of Nevada. He shall cause to be called regular and special meetings of the  stockholders  and of the Board of  Directors  in  accordance  with these
Bylaws.  He may sign,  execute  and deliver in the name of the  Corporation  all deeds, mortgages,  bonds, contracts or other instruments authorized by the Board of Directors,  except in cases where the signing,  execution or delivery thereof shall be  expressly  delegated  by the Board of  Directors or by these Bylaws to some other officer or agent of the  Corporation  or where  required by law to be otherwise  signed,  executed  or  delivered.  He  may  sign,  jointly  with  the
Secretary,  an Assistant  Secretary,  the Treasurer,  or an Assistant  Financial
Officer,  certificates of stock of the Corporation. He shall appoint and remove, employ  and  discharge,  and  fix  the  compensation  of all  servants,  agents, employees and clerks of the Corporation other than the duly elected or appointed officers,  subject to the approval of the Board of Directors. In addition to the powers and duties expressly conferred upon him by these Bylaws, he shall, except as otherwise specifically provided by the laws of the State of Nevada, have such other  powers and duties as shall  from time to time be  assigned  to him by the
Board of Directors.

     Section 3. The Vice  President.  There may be such Vice  Presidents  as the
Board of Directors shall determine from time to time, with duties  determined by the Board of  Directors.  If there is only one Vice  President  appointed by the
Board,  he shall  perform,  in the absence or disability of the  President,  the duties and exercise the powers of the President and shall have such other powers and duties as the Board or the President assigns to him.

     Section 4. The Secretary.  The Secretary may sign all certificates of stock of the  Corporation  jointly  with  the  President.  He  shall  record  all  the proceedings  of the meetings of the  stockholders  and the Board of Directors of the  Corporation  in the books to be kept for that  purpose.  He shall have safe custody of the seal of the  Corporation  and, when  authorized by the Board,  he shall  affix the same to any  corporate  instrument,  and when so affixed he may attest the same by his signature. He shall keep the transfer books, in which all transfers of the capital stock of the Corporation  shall be registered,  and the stock books,  which shall  contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each. He shall keep the stock and transfer books available during business hours for inspection by any  stockholder and for the transfer of stock. He shall notify the Directors and  stockholders  of the  respective  meetings  as  required by law or by these
Bylaws of the  Corporation.  He shall have and  perform  such  other  powers and duties as may be required by law or the Bylaws of the Corporation,  or which the
Board or the President may assign to him from time to time.

     Section 5. Assistant  Secretaries.  The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties  which the  Secretary  might  lawfully  do if  present  and not under any incapacity.

     Section  6.  The  Treasurer.  Subject  to the  control  of the  Board,  the
Treasurer  shall have the care and custody of the corporate  funds and the books relating  thereto.  He shall perform all other duties  incident to the office of the  Treasurer.  He shall have such other  powers and duties as the Board or the
President  assigns  to him from time to time.  He shall  keep full and  accurate accounts of all receipts and disbursements of the Corporation in books belonging to the  Corporation  and shall deposit all monies and other valuable  effects in the name and to the credit of the  Corporation  in such  depositories  as may be designated  by the  Board of  Directors.  He  shall  disburse  the  funds of the
Corporation as may be ordered by the Board, and shall render to the President or the Directors,  whenever they may require it, an account of all his transactions as  Treasurer  and an account of the  business  and  financial  position  of the
Corporation.

     Section 7. Assistant Financial  Officers.  The Assistant Financial Officers
shall, during the absence or incapacity of the Treasurer, assume and perform all functions  and duties which the Treasurer  might  lawfully do if present and not under any incapacity.

     Section 8.  Transfer of Duties.  The Board of  Directors  may  transfer the power and duties,  in whole or in part, of any officer to any other officer,  or other  persons,  notwithstanding  the  provisions  of these  Bylaws,  except  as otherwise provided by the laws of the State of Nevada.

     Section 9. Removals.  Subject to his or her earlier  death,  resignation or removal as hereinafter provided, each officer shall hold his or her office until his or her successor shall have been duly elected and shall have qualified.  Any officer or agent of the Corporation may be removed from office at any time, with or without cause, by the affirmative  vote of a majority of the entire Board, at a meeting of the Board of Directors called for that purpose.

     Section  10.  Resignations.  Any  officer or agent of the  Corporation  may resign at any time by giving  written  notice of his or her  resignation  to the
Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified  therein,  immediately upon its
receipt,   and,  unless  otherwise  specified  therein,   the  acceptance  of  a
resignation shall not be necessary to make it effective.

     Section 11. Vacancies.  If the office of President,  Secretary or Treasurer becomes vacant for any reason,  the Board of Directors  shall choose a successor to hold such  office  for the  unexpired  term.  If any other  officer  or agent becomes vacant for any reason, the Board of Directors may fill the vacancy,  and
each  officer  so  elected   shall  serve  for  the  remainder  of  his  or  her
predecessor's term.

     Section 12.  Compensation  of  Officers.  The officers  shall  receive such salary or compensation as may be determined by the Board of Directors.

                                    ARTICLE V

                           Contracts, Checks and Notes

     Section  1.  Contracts.  Unless  the  Board of  Directors  shall  otherwise specifically  direct,  all contracts of the Corporation shall be executed in the name of the Corporation by the President or a Vice President.

     Section 2. Checks and Notes. All negotiable  instruments of the Corporation shall  be  signed  by such  officers  or  agents  of the  Corporation  as may be designated by the Board of Directors.

                                   ARTICLE VI

                          Provisions Relating to Stock
                          Certificates and Stockholders

     Section  1.  Certificates  of  Stock.  Certificates  for the  Corporation's
capital  stock  shall be in such form as  required by law and as approved by the
Board.  Each  certificate  shall be signed in the name of the Corporation by the
President  or any Vice  President  and by the  Secretary,  the  Treasurer or any
Assistant  Secretary or any Assistant  Financial Officer and shall bear the seal of the Corporation or a facsimile  thereof.  If any certificate is countersigned by a transfer agent or registered by a registrar,  other than the Corporation or its  employees,  the  signature  of  any  officer  of the  Corporation  may be a facsimile signature. In case any officer,  transfer agent or registrar who shall have signed or whose  facsimile  signature was placed on any  certificate  shall have  ceased  to be  such  officer,  transfer  agent  or  registrar  before  the certificate  shall be issued,  it may  nevertheless be issued by the Corporation with the  same  effect  as if he or she were  such  officer,  transfer  agent or registrar at the date of issue.

     Section  2.  Lost  Certificates,  etc.  The  Corporation  may  issue  a new certificate  for shares in place of any  certificate  theretofore  issued by it, alleged to have been lost,  mutilated,  stolen or  destroyed,  and the Board may require the owner of the lost, mutilated,  stolen or destroyed  certificate,  or his legal  representatives,  to make an  affidavit  of that fact and to give the
Corporation  a bond in such sum as it may direct as indemnity  against any claim that may be made  against  the  Corporation  on  account  of the  alleged  loss, mutilation,  theft or  destruction  of the  certificate or the issuance of a new certificate.

     Section 3.  Transfer of Stock.  Upon  surrender to the  Corporation  or the transfer agent of the  Corporation of a certificate  for shares duly endorsed or accompanied  by proper  evidence  of  succession,  assignment  or  authority  to transfer,  the Corporation  shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. Record Date.  For the purpose of  determining  the  stockholders entitled  to  notice  of or to  vote  at  any  meeting  of  stockholders  or any adjournment  thereof,  or to express  consent to or  dissent  from any  proposal without a meeting,  or for the purpose of determining  stockholders  entitled to receive  payment of any dividend or other  distribution  or the allotment of any rights, or for the purpose of any other action,  the Board may fix in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting,  nor more than sixty (60) days prior to any other action.

     Section 5. Registered  Stockholders.  The Corporation  shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares by any other  person,  whether or not it shall have notice  thereof,  except as expressly  provided by the laws of the State of Nevada.

                                   ARTICLE VII

                               General Provisions

     Section 1. Dividends.  To the extent permitted by law, the Board shall have full power and  discretion,  subject to the  provisions  of the  Certificate  of
Incorporation  of the Corporation and the terms of any other corporate  document or instrument binding upon the Corporation, to determine what, if any, dividends or  distributions  shall be declared and paid or made.  Dividends may be paid in cash, in property,  or in shares of capital stock,  subject to the provisions of the Certificate of Incorporation.  Before payment of any dividend,  there may be set aside out of any funds of the Corporation  available for dividends such sums

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as the Directors think proper as a reserve or reserves to meet contingencies, or for equalizing  dividends,  or for repairing or maintaining  any property of the
Corporation,  or for such other purpose as the Directors  think conducive to the interests  of the  Corporation.  The  Directors  may modify or abolish  any such reserve in the manner in which it was created.

     Section 2. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation,  the year of its organization and the words
"Corporate Seal, Nevada."

     Section 3. Fiscal Year. The fiscal year of the Corporation  shall be end on
December 31.

     Section 4. Voting Shares in Other  Corporations.  Unless otherwise directed by the Board,  shares in other  corporations  which are held by the  Corporation shall be  represented  and voted only by the  President or by a proxy or proxies appointed by him or her.

     Section 5.  Indemnification.

     (a) The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter  defined) by reason of the fact that he or she (i) is or was a  director,  officer,  employee  or  agent  of the
Corporation,  or (ii)  while a  director,  officer,  employee  or  agent  of the
Corporation,  is or was serving at the request of the Corporation as a director,
officer,   employee,  agent  or  similar  functionary  of  another  corporation, partnership,  joint venture,  trust or other  enterprise,  to the fullest extent permitted under the Revised Statutes of the State of Nevada,  as the same exists or may  hereafter be amended.  Such right shall be a contract  right and as such shall run to the  benefit of any  director or officer who is elected and accepts the position of director or officer of the  Corporation or elects to continue to serve as a director or officer of the  Corporation  while this Article VII is in effect.  The rights  conferred  above shall not be  exclusive of any other right which  any  person  may have or  hereafter  acquire  under any  statute,  bylaw, resolution of stockholders or directors, agreement or otherwise.

     (b) As used herein, the term "proceeding" means any threatened,  pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

     (c) A director or officer of the Corporation shall not be personally liable to the  Corporation  or its  stockholders  for  monetary  damages  for breach of fiduciary  duty as a director or officer,  except for  liability (i) for acts or omissions which involve intentional misconduct,  fraud or a knowing violation of law;  or (ii) for the  payment of  distributions  in  violation  of the  Revised
Statutes of the State of Nevada.  Any repeal or amendment of this Article VII by the  shareholders  of the Corporation  shall be prospective  only, and shall not adversely  affect any  limitation  on the  personal  liability  of a director or officer of the  Corporation  arising from an act or omission  occurring prior to the time of such repeal or amendment.  In addition to the circumstances in which a director or officer of the  Corporation is not personally  liable as set forth in the foregoing provisions of this Article VII, a director or officer shall not

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be liable to the  Corporation  or its  stockholders  to such  further  extent as permitted by any law  hereafter  enacted,  including,  without  limitation,  any subsequent amendment to the Revised Statutes of the State of Nevada.

                                  ARTICLE VIII

                                   Amendments

     These Bylaws may be adopted, altered, amended or repealed or new Bylaws may be adopted by the stockholders,  or by the Board of Directors by the Certificate
or Incorporation,  at any regular meeting of the stockholders or of the Board of
Directors  or at any  special  meeting  of the  stockholders  or of the Board of
Directors  if notice of such  alteration,  amendment,  repeal or adoption of new
Bylaws be  contained  in the  notice of such  special  meeting.  If the power to adopt,  amend or repeal  Bylaws is conferred  upon the Board of Directors by the
Certificate  of  Incorporation  it shall  not  divest  or limit the power of the stockholders to adopt, amend or repeal Bylaws.

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